Exhibit 99.1

IPASS REPORTS FOURTH QUARTER AND YEAR END 2013 FINANCIAL RESULTS

REDWOOD SHORES, CALIF., February 12, 2014—iPass Inc. (NASDAQ: IPAS), the global Wi-Fi roaming leader for enterprises and telecom service providers, today announced financial results for the fourth quarter and year ended December 31, 2013.

“Open Mobile grew 77% in 2013, and is set to drive growth in 2014 and beyond for us. The business is scaling nicely and is well positioned as a SaaS (software as a service) growth company,” said Evan Kaplan, president and chief executive officer of iPass. "We had another strong quarter of new customer acquisitions. Going forward, our goals are to execute on the strategic vision, narrow the focus to our growing OM engine, and enhance shareholder value.”
Q4 Highlights
Open Mobile (OM):

•
Grew Open Mobile revenue to $13.0 million in Q4 2013, an increase of 3% sequentially and 43% over the fourth quarter of 2012, and 77% full year over full year. Open Mobile revenue represented approximately 72% of total Mobility Service revenue in Q4 2013 compared to 68% in Q3 2013 and 43% in Q4 2012.

•	Delivered the eleventh sequential quarter of growth in total Open Mobile revenue.

•
Grew Open Mobile platform active monetized users by 6% from September 2013 and by 64% from December 2012. Open Mobile platform active monetized users represent 85% of total platform users in December 2013, compared to 80% in September 2013 and 59% in December 2012.

•	Signed eighteen new large enterprise customers to OME during the fourth quarter of 2013, including Microsoft, Zurich Insurance Group, Linktel, Ashurst, and Bonduelle.

•	Signed key OME renewals with a large global manufacturer and retailer of furniture and a global aerospace and building system service provider.

•	Added one large and strategic carrier during the fourth quarter of 2013, continuing the company's quarterly expansion of the OMX customer base.

•	Telefonica, one of the world’s largest global mobile operators introduced “Universal” WiFi aimed at multinational and enterprise customers.

•
Grew the iPass global network by 700,000 Wi-Fi hotspots, now providing access to 2.2 million hotspots across 130 countries and territories, up from approximately 1.5 million in Q3 2013. Growth was primarily driven by additions to community access hotspots from existing suppliers and ongoing expansion of in-flight footprint.

•	Released significant enhancements to the iPass Hotspot Finder, including mobile web optimization, enhanced geo-location features, and advanced search functionality.

iPass Unity Network Services:

•	Based on unsolicited inbound interest, iPass has separately announced today that it has engaged an investment banker to explore opportunities to divest its Unity business.

•	Announced a strategic partnership with McGraw Communications to enhance McGraw's existing services throughout the US.

•	Signed a long-term contract with a leading provider of pet health care services with over 600 veterinary hospitals throughout the US and Canada.

•	Signed a key long-term renewal with a Fortune 500 office supply retailer.

•
Launched an advanced cloud Wi-Fi platform targeting the retail, restaurant, healthcare and hospitality industries in order to help brand their guest access networks and gain insight into customer purchasing patterns through iPass Unity Network Services.

Financial Summary

(unaudited; in millions)	Q4'13	Q3'13
Revenue:
Mobility Services:	$18.0	$18.6
Open Mobile (1)	13.0	12.6
Legacy iPC (2)	5.0	6.0
iPass Unity Network Services(3)	8.0	8.3
Total Revenue	$26.0	$26.9
GAAP Net Loss	($4.5)	($2.8)
Adjusted EBITDA Loss(4)	($2.6)	($1.0)
Cash and Cash Equivalents	$24.0	$25.2
Shares of Common Stock Outstanding at Period End	64.5	64.2

(1)	Open Mobile revenue includes OM network and platform and Open Mobile Exchange.

(2)	Legacy iPC revenue includes iPC network, platform, and other revenues.

(3)	Formerly known as Managed Network Services (“MNS”).

(4)	The definition of Adjusted EBITDA and the reconciliation of Non-GAAP to GAAP financial measures are discussed below.

Q1 2014 GUIDANCE
For the first quarter of 2014 ending March 31, 2014, iPass anticipates total revenue and adjusted EBITDA income (loss) to be in the following ranges:

Total Revenue	$ 24.0 – 28.0 million
Adjusted EBITDA Income / (Loss) (1)	$ (5.5) – (3.5) million

(1)
A reconciliation of Adjusted EBITDA income (loss) to GAAP net loss is provided in the attached schedules. The guidance for Adjusted EBITDA income (loss) for the first quarter of 2014 does not include the impact of any foreign exchange gains or losses.

Today’s Conference Call and Webcast Information
iPass will host a live conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time).
The conference call will be accessible by telephone, toll-free at 888-359-3627 or direct dial at 719-457-2727 with a participant confirmation code of 3679590. The conference call will also be available live via webcast on the company’s web site at http://investor.ipass.com. The webcast will be available for replay until iPass reports its first quarter 2014 results.
The dial-in number for a telephone replay of the conference call is 888-203-1112 and 719-457-0820 and will be available until February 21, 2014. The confirmation code for the replay is 3679590.

Cautionary Information About Forward-Looking Statements
The statements in this press release regarding iPass being set to drive growth in 2014 and beyond, iPass’confidence in the continued growth of Open Mobile and iPass’ projections of its first quarter 2014 financial results under the caption “Q1 2014 Guidance,” are forward-looking statements. Actual results may differ materially from the expectations contained in these statements due to a number of risks and uncertainties, including the following: the risk that the “End of Life” of iPass’ legacy Mobile Office product may negatively impact customer retention and mobility revenues more than iPass expects; the risk that the Open Mobile platform and Open Mobile Exchange will not achieve the market acceptance iPass expects; the risk that iPass customers and partners may not be willing to agree to minimum purchase and resale commitments at the rate iPass expects; the risk of material reductions in iPass customers’ existing minimum commitments more than iPass currently expects; the risk that iPass carrier and channel partners do not successfully market iPass services to their customers; the risk that iPass does not accurately predict usage for its Enterprise Flat Rate price plan which could result in iPass expenses exceeding revenues for these plans; the risk that iPass customers do not widely deploy iPass Open Mobile on smartphones, tablets and other mobile handheld devices at the rate iPass expects; the risk that demand for Mobility Services does not grow as iPass expects; the risk that strong competition in the market for Mobility Services and iPass Unity Network Services could reduce demand for iPass’ services; the risk that iPass fails to address market requirements, evolving standards and technological changes in the mobility services industry, which could reduce demand for iPass’ services; and the risk that a meaningful portion of iPass business is international, which subjects iPass to additional risks such as currency fluctuations. Detailed information about these and other risk factors that could potentially affect iPass’ business, financial condition and results of operations are included in iPass’ Annual Report on Form 10-K filed with the SEC on March 15, 2013, and available at the SEC’s Web site at www.sec.gov and the company’s website at http://investor.ipass.com. iPass undertakes no responsibility to update the information in this press release if any forward-looking statement later turns out to be an inaccurate prediction of the actual results.
In addition, investors and others should note that iPass announces material financial information to its investors using its investor relations website, SEC filings, press releases, public conference calls and webcasts. iPass also uses social media to communicate with its customers and the public about iPass, its products and services and other matters relating to its business and market. It is possible that the information iPass posts on social media could be deemed to be material information. Therefore, iPass encourages investors, the media, and others interested in iPass to review the information it posts on U.S. social media channels including the iPass Twitter Feed, the iPass LinkedIn Feed, the iPass Google+ Feed, the iPass Facebook Page, the iPass Blog, the iPass Instagram, the iPass Pinterest and Evan Kaplan’s Twitter Feed. These social media channels may be updated from time to time.
Information Regarding Non-GAAP Financial Measures
This press release also contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). iPass considers Adjusted EBITDA as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.
The company defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation and amortization, stock-based compensation expense, restructuring charges, and certain state sales and federal tax charges. The company believes Adjusted EBITDA provides a meaningful comparison between its core operating results, on a consistent basis, over different periods of time.

Accordingly, management uses this financial measure for evaluating and making operating decisions and for purposes of comparison with its strategic plan, operating budgets and allocation of resources.
Furthermore, iPass believes the use of Adjusted EBITDA is useful to investors:

1)
To provide an additional analytical tool for understanding the company’s financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2)	To provide consistency and enhance investors’ ability to compare the company’s performance across financial reporting periods; and

3)	To facilitate comparisons to the operating results of other companies in the company’s industry, which may use similar financial measures to supplement their GAAP results.
Adjusted EBITDA should not be considered in isolation, or construed as an alternative to net income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity.
About iPass Inc.

iPass helps enterprises and telecom service providers ensure their employees and subscribers stay well connected. Founded in 1996, iPass (NASDAQ: IPAS) is the world's largest commercial Wi-Fi network and trusted connectivity platform, with 2.2 million hotspots across 130 countries and territories. iPass also delivers access to millions of community hotspots around the globe. iPass gives its customers easy connectivity for smartphones, tablets and laptops around the world—simply, securely and cost effectively. For more information, please visit: www.ipass.com and the iPass blog, Smarter Connections.

NOTE: iPass® is a registered trademark of iPass Inc. Open Mobile, OME, Open Mobile Express, Open Mobile Exchange and OMX are trademarks of iPass Inc. Wi-Fi® is a registered trademark of the Wi-Fi Alliance. Other company names, logos and product or service names mentioned herein are the trademarks owned by their respective owners.

Selected Financial Results and Key User Metrics

Q4 2013

(unaudited; in millions)	Q4'13	Q3'13	Q4'12
Revenue:
Mobility Services:	$18.0	$18.6	$21.2
Open Mobile Enterprise:	12.2	12.0	8.8
Wi-Fi Network	7.1	6.7	4.0
Other Network(1)	1.2	1.2	1.1
Platform	3.6	3.9	3.5
Other	0.3	0.2	0.2
Open Mobile Exchange(2)	0.8	0.6	0.3
Legacy iPC:	5.0	6.0	12.1
Wi-Fi Network	2.0	2.4	5.2
Other Network(1)	1.9	2.1	4.1
Platform	0.6	0.8	1.8
Other	0.5	0.7	1.0
iPass Unity Network Services(3)	8.0	8.3	8.5
Total Revenue	$26.0	$26.9	$29.7
GAAP Net Loss	($4.5)	($2.8)	($1.5)
Adjusted EBITDA Income (Loss)(4)	($2.6)	($1.0)	($0.1)
Cash and Cash Equivalents	$24.0	$25.2	$26.8
Shares of Common Stock Outstanding at Period End	64.5	64.2	61.5

2013

(unaudited; in millions)	2013	2012
Revenue:
Mobility Services:	$77.9	$92.7
Open Mobile Enterprise:	45.7	26.3
Wi-Fi Network	25.2	11.2
Other Network(1)	4.6	2.8
Platform	15.0	11.6
Other	0.9	0.7
Open Mobile Exchange(2)	2.4	0.8
Legacy iPC:	29.8	65.6
Wi-Fi Network	12.2	31.3
Other Network(1)	10.1	21.9
Platform	4.0	9.8
Other	3.5	2.6
iPass Unity Network Services(3)	33.2	33.4
Total Revenue	$111.1	$126.1
GAAP Net Loss	($12.3)	($4.4)
Adjusted EBITDA Income/(Loss)(4)	($5.1)	$1.0

(1)	Other Network for OM includes commit shortfall revenue. Other Network for Legacy iPC includes commit shortfall, dial and 3G revenue.

(2)	iPass OMX revenue includes both network and platform revenue.

(3)	Formerly Managed Network Services (“MNS”)

(4)	The definition of Adjusted EBITDA is discussed above and the reconciliation of Non-GAAP to GAAP financial measures is presented below.

AVERAGE MONTHLY MONETIZED USERS: (1)

	Q4'13	Q3'13	Q4'12
Open Mobile Users:
Wi-Fi Network Users(2)	67,000	59,000	35,000
Platform Users:
Active (3)	622,000	574,000	355,000
Gross (4)	1,017,000	1,019,000	822,000
Legacy Users:
Wi-Fi Network Users	18,000	21,000	46,000
Other Network Users(5)	19,000	20,000	28,000
Platform Users	125,000	151,000	286,000
Total Users:	777,000	754,000	671,000
Total Network Users	104,000	100,000	109,000
Total Platform Users	747,000	725,000	641,000
NETWORK GROSS MARGIN (6)	40.4%	43.0%	45.5%

(1)
Average Monthly Monetized Users (AMMU) metric is based on the number of active users of iPass’ network and platform services across both iPass’ Open Mobile Enterprise offering and legacy iPC offerings. Network users are billed for their use of iPass’ Wi-Fi, Dial-up or 3G network services. Platform users are billed for their use of iPass’ legacy iPC client or iPass’ Open Mobile client. AMMU is defined as the average number of users per month, during a given quarter, for which a fee was billed by iPass to a customer for such users.

(2)	Wi-Fi Network Users represent unique users of Wi-Fi network. Starting from the first quarter of 2013, OM Wi-Fi Network Users include In-Flight Wi-Fi users.

(3)	Represents the average number of Open Mobile Enterprise (“OME”) users in the periods presented who were billed platform fees and who have used or deployed Open Mobile.

(4)
Represents the average number of Open Mobile Enterprise users in the periods presented for which Open Mobile platform fees were billed for the period. The difference between Gross and Active Open Mobile platform users is represented by Paying, Undeployed users for which Open Mobile platform fees were billed for the period but that have not yet used Open Mobile or deployed.

(5)	Other Network Users represents unique users of Dial-up and 3G network.

(6)	Network Gross Margin is defined as (Mobility Network Revenue plus iPass Unity Revenue less Network Access Costs) divided by (Mobility Network Revenue plus iPass Unity Revenue).

iPASS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$24,017	$26,822
Accounts receivable, net of allowance for doubtful accounts of $1,010 and $1,173, respectively	15,297	17,260
Prepaid expenses and other current assets	4,329	5,058
Total current assets	43,643	49,140
Property and equipment, net	8,442	6,549
Other assets	2,831	4,435
Total assets	$54,916	$60,124
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,334	$7,496
Accrued liabilities	9,100	8,631
Deferred revenue, short-term	3,212	3,787
Total current liabilities	21,646	19,914
Deferred revenue, long-term	2,191	2,834
Vendor financed property and equipment	1,586	—
Other long-term liabilities	251	475
Total liabilities	$25,674	$23,223
Stockholders’ equity:
Common stock	$65	$61
Additional paid-in capital	218,103	213,454
Accumulated deficit	(188,926)	(176,614)
Total stockholders’ equity	29,242	36,901
Total liabilities and stockholders’ equity	$54,916	$60,124

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF
COMPREHENSIVE LOSS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue	$25,952	$29,722	$111,115	$126,078
Cost of revenues and operating expenses:
Network access costs	12,288	12,590	49,490	53,640
Network operations	4,916	4,874	19,200	20,806
Research and development	3,118	3,286	13,317	13,733
Sales and marketing	4,657	4,549	18,315	19,530
General and administrative	5,017	5,506	21,340	21,653
Restructuring charges and related adjustments	14	10	653	26
Amortization of intangible assets	—	—	—	169
Total cost of revenue and operating expenses	30,010	30,815	122,315	129,557
Operating loss	(4,058)	(1,093)	(11,200)	(3,479)
Interest income (expense), net	(27)	8	(18)	19
Foreign exchange loss	(164)	(151)	(507)	(288)
Other income (expense), net	(18)	4	(18)	12
Loss before income taxes	(4,267)	(1,232)	(11,743)	(3,736)
Provision for income taxes	242	220	569	642
Net loss	$(4,509)	$(1,452)	$(12,312)	$(4,378)
Comprehensive loss	$(4,509)	$(1,452)	$(12,312)	$(4,378)
Basic and diluted net loss per share	$(0.07)	$(0.02)	$(0.19)	$(0.07)
Weighted average number of common shares outstanding
- Basic	64,341,837	61,380,329	63,411,162	60,711,317
- Diluted (1)	64,341,837	61,380,329	63,411,162	60,711,317

(1)	Given the net loss for the period, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would have been anti-dilutive.

iPASS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Twelve Months Ended
	December 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(12,312)	$(4,378)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	3,163	2,418
Amortization of intangible assets	—	169
Depreciation and amortization	2,776	2,110
Loss on disposal of property and equipment	22	3
Deferred income taxes	203	117
Provision for (recovery of) doubtful accounts	134	(66)
Changes in operating assets and liabilities:
Accounts receivable	1,828	4,113
Prepaid expenses and other current assets	625	878
Other assets	785	718
Accounts payable	2,063	(1,138)
Accrued liabilities	(277)	(821)
Deferred revenue	(1,218)	(365)
Other liabilities	(224)	(295)
Net cash provided by (used in) operating activities	(2,432)	3,463
Cash flows from investing activities:
Purchases of property and equipment	(2,318)	(4,465)
Change in restricted cash pledged for letter of credit	720	971
Net cash used in investing activities	(1,598)	(3,494)
Cash flows from financing activities:
Proceeds from issuance of common stock	1,490	1,572
Principal payments for vendor financed property and equipment	(265)	—
Stock repurchase	—	(158)
Net cash provided by financing activities	1,225	1,414
Net increase (decrease) in cash and cash equivalents	(2,805)	1,383
Cash and cash equivalents at beginning of period	26,822	25,439
Cash and cash equivalents at end of period	$24,017	$26,822
Supplemental disclosures of cash flow information:
Net cash paid for taxes	$305	$375
Accrued amounts for acquisition of property and equipment	$98	$321
Vendor financing of property and equipment	$2,597	—

iPASS INC.
RECONCILIATION OF NON-GAAP TO GAAP METRICS
(Unaudited, in thousands)

		Three Months Ended			Twelve Months Ended
		December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
I	Reconciliation of Adjusted EBITDA Income (Loss) to GAAP Net Loss:
	Adjusted EBITDA Income (Loss)	$(2,626)	$(991)	$(143)	$(5,143)	$960
	(a) Interest income (expenses)	(27)	2	8	(18)	19
	(b) Income tax expense	(242)	(341)	(220)	(569)	(642)
	(c) Depreciation of property and equipment	(909)	(612)	(450)	(2,776)	(2,110)
	(d) Amortization of intangible assets	—	—	—	—	(169)
	(e) Stock-based compensation	(691)	(887)	(637)	(3,163)	(2,418)
	(f) Restructuring charges and related adjustments	(14)	(13)	(10)	(653)	(26)
	(g) Certain state sales and federal tax items and other discrete items	—	—	—	10	8
	GAAP Net Loss	$(4,509)	$(2,842)	$(1,452)	$(12,312)	$(4,378)

	Q1 2014 Guidance
II	Reconciliation of Q1 2014 Adjusted EBITDA Loss to GAAP Net Loss:		(Unaudited, in millions)
	Adjusted EBITDA Loss (1)		$(5.5)		$(3.5)
	(a) Income tax expense			(0.1)
	(b) Depreciation of property and equipment			(0.8)
	(c) Stock-based compensation			(0.9)
	GAAP Net Loss		$(7.3)		$(5.3)

(1)	The Q1 2014 Guidance for Adjusted EBITDA loss does not include the impact of any foreign exchange gains or losses or restructuring charges.

INVESTOR RELATIONS CONTACT:
Mike Bishop
The Blueshirt Group
Tel. +1 415 217 4968
Email: mike@blueshirtgroup.com